EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 (Nos. 333-68771, 333-99551, 333-152897, 333-158164 and 333-173346) of HCC Insurance Holdings, Inc. of our report dated February 29, 2012 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 29, 2012